 As filed with the Securities and Exchange Commission on August 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware		59-2712887
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
8750 North Central Expressway, Suite 1400 Dallas, TX 75231 Telephone: (214) 576-9352
(Address of Principal Executive Offices, Including Zip Code)

Match Group, Inc.

Amended and Restated 2024 Stock and Annual Incentive Plan

(Full title of the plan)

Sean Edgett

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

Telephone: (214) 576-9352

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Richard D. Truesdell, Jr.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed by Match Group, Inc. (the “Registrant”) to register an additional 4,200,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant issuable under the Match Group, Inc. Amended and Restated 2024 Stock and Annual Incentive Plan (as may be amended from time to time, the “2024 Plan”), which was most recently approved by the Registrant’s board of directors on April 28, 2025 and by the Registrant’s stockholders on June 18, 2025. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on February 27, 2025 (File No. 333-285335) and the post-effective amendment No. 1 to the registration statement on Form S-8 filed with the Commission on February 27, 2025 (File No. 333-239711) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 8, 2025 and the fiscal quarter ended June 30, 2025, filed with the Commission on August 6, 2025;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 4, 2025 (Film No. 25589402), February 4, 2025 (Film No. 25589101), March 3, 2025, April 7, 2025, April 29, 2025, May 8, 2025 and June 20, 2025; and

(c)	The description of the Registrant’s common stock, par value $0.001 per share, which is contained in Exhibit 4.1 attached to the Registrant’s Registration Statement on Form 10-K (File No. 001-34148), filed on February 23, 2024.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s 8-K, filed on June 20, 2025 (File No. 001-34148))

4.2	Fifth Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on June 20, 2025 (File No. 001-34148))

5.1*	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1*	Consent of Ernst & Young LLP (filed herewith)

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page hereof)

99.1	Match Group, Inc. Amended and Restated 2024 Stock and Annual Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2025 (File No. 001-34148))

107*	Filing Fee table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 6th day of August, 2025.

MATCH GROUP, INC.

By:	/s/ Sean Edgett
Name: Sean Edgett
Title: Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sean Edgett and David Shipley, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Spencer Rascoff	Chief Executive Officer and Director (principal executive officer)	August 6, 2025
Spencer Rascoff

/s/ Steven Bailey	President and Chief Financial Officer (principal financial officer)	August 6, 2025
Steven Bailey

/s/ Philip D. Eigenmann	Chief Accounting Officer (principal accounting officer)	August 6, 2025
Philip D. Eigenmann

/s/ Thomas J. McInerney	Chairman of the Board	August 6, 2025
Thomas J. McInerney

/s/ Ann L. McDaniel	Director	August 6, 2025
Ann L. McDaniel

/s/ Darrell Cavens	Director	August 6, 2025
Darrell Cavens

/s/ Glenn H. Schiffman	Director	August 6, 2025
Glenn H. Schiffman

/s/ Kelly Campbell	Director	August 6, 2025
Kelly Campbell

/s/ Laura Rachel Jones	Director	August 6, 2025
Laura Rachel Jones

/s/ Melissa Brenner	Director	August 6, 2025
Melissa Brenner

/s/ Pamela S. Seymon	Director	August 6, 2025
Pamela S. Seymon

/s/ Sharmistha Dubey	Director	August 6, 2025
Sharmistha Dubey

/s/ Stephen Bailey	Director	August 6, 2025
Stephen Bailey